UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    September 13, 2012

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 13, 2012, the United States District Court for Colorado dismissed and entered judgment without prejudice in the class action lawsuit (Case No. 11-cv-00165-REB-KMT) originally filed in October 2010 against AspenBio Pharma, Inc. (the “Company”), and certain officers and directors of the Company during the purported class period.  The lawsuit was captioned John Wolfe, individually and on behalf of all others similarly situated v. AspenBio Pharma, Inc. et al.. This federal securities class action was originally filed on behalf of all persons, other than the defendants, who purchased common stock of the Company during the period between February 22, 2007 and July 19, 2010, inclusive. The complaint included allegations of violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all defendants, and of Section 20(a) of the Exchange Act against the individual defendants related to the Company’s blood-based appendicitis rule-out test in development known as AppyScore™.  The Order to dismiss the action found in favor of the company and all of the individual defendants.

On September 17, 2012, the United States District Court for Colorado dismissed and entered judgment without prejudice the lawsuit (Case No. 11-cv-00163-REB-KMT) originally filed in September 2010 against the Company, by an individual investor.  The lawsuit was captioned Mark Chipman v. AspenBio Pharma, Inc. This federal securities action included allegations of violations of Section 10(b) and Rule 10b-5 of the Exchange Act and violations of Sections 25400 and 25500 of the California Corporations Code, related to the Company’s development of AppyScore.  The Order to dismiss the action found in favor of the Company.

On September 18, 2012, the Company issued a press release titled — “ AspenBio Announces Dismissal of Class Action and Chipman Lawsuits by U. S. District Court.” The press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Press release dated September 18, 2012, issued by AspenBio Pharma, Inc. Titled “AspenBio Announces Dismissal of Class Action and Chipman Lawsuits by U. S. District Court.”

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: September 18, 2012	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer